CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our reports dated September 26, 2011 on Dreyfus Inflation Adjusted Securities Fund, Dreyfus Intermediate Term Income Fund and Dreyfus Short Term Income Fund for the fiscal year ended July 31, 2011 which are incorporated by reference in Post-Effective Amendment No. 42 to the Registration Statement ( Form N-1A Nos. 33-48926 and 811-6718) of Dreyfus Investment Grade Funds, Inc.

                                                                                                ERNST & YOUNG LLP

New York, New York

November 23, 2011